Exhibit 10.3

SECURITY AND GUARANTEE AGREEMENT

made by

ANGELL ENERGY, LLC, TWIN CITIES POWER, LLC, SUMMIT ENERGY, LLC
and MICHAEL ANGELL, INDIVIDUALLY
in favor of

TWIN CITIES POWER HOLDINGS, LLC

Dated as of June 1, 2015

This SECURITY AGREEMENT, dated as of June 1, 2015, is made by ANGELL ENERGY, LLC (“Angell Energy”), TWIN CITIES POWER, LLC (“TCP”), SUMMIT ENERGY, LLC (“Summit”) and MICHAEL ANGELL, individually (“MA).” Angell, TCP and Summit are referred to collectively as the “Grantors” and TCP, Summit and MA are referred to collectively as the “Guarantors”), in favor of TWIN CITIES POWER HOLDINGS, LLC (“Holdings”)

RECITALS

In order to induce Holdings to enter into that certain Equity Interest Purchase Agreement with Angell of even date herewith (the “Purchase Agreement”), whereby Angell Energy is purchasing TCP and Summit, and to support the Note made by Angell Energy in favor of Holdings in respect of the Purchase Price, the Grantors have agreed to grant Holdings certain security interests in the assets of TCP and Summit and the Guarantors have agreed to guarantee payment of the Note (the “Obligations”) as set forth herein.

NOW, THEREFORE, in consideration of the premises and to induce Holdings to enter into the Purchase Agreement, each Grantor and Guarantor hereby agrees with Holdings as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement, and the following terms are used herein as defined in the Minnesota UCC (and if defined in more than one Article of the Minnesota UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, and Supporting Obligations,.

(b) The following terms shall have the following meanings:

“Borrower”: Angell Energy, LLC.

“Collateral”: as defined in Section 3.

“Contracts”: all contracts, leases and other agreements entered into by any Grantor pursuant to which such Grantor has the right (i) to receive moneys due and to become due to it thereunder or in connection therewith, (ii) to damages arising thereunder and (iii) to exercise all remedies thereunder.

“Grantor”: as defined in the preamble to this Agreement.

“Guarantor” as defined in the preamble to this Agreement.

“Minnesota UCC”: the Uniform Commercial Code as from time to time in effect in the State of Minnesota.

“Proceeds”: all “proceeds” as such term is defined in Article 9 of the Minnesota UCC.

“Receivable”: any right to payment for goods sold or leased, , for services rendered, or for trades made, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”: the Obligations of Angell Energy under the Note.

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SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to Holdings the prompt and complete payment and performance by Angell Energy when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Obligations.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations under the Credit Agreement and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents or other applicable documents governing such Borrower Obligations on the date hereof; provided, that (i) enforcement of such guarantee against such Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Capital Stock in such Guarantor. For the avoidance of doubt, the application of the provisions of this Section 2.1(b) or any similar provisions in any other Loan Document: (x) is automatic to the extent applicable, (y) is not an amendment or modification of this Agreement, any other Loan Document or any other applicable document governing Borrower Obligations and (z) does not require the consent or approval of any Person.

(c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full.

(d) No payment made by Angell Energy or any of the Guarantors by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Obligations then outstanding or thereafter incurred.

(e) Notwithstanding anything to the contrary contained herein, MA’s personal guarantee shall be one of collection only and Holdings may not take any action against MA unless and until it has exhausted all remedies and collection efforts against the Grantors and TCP and Summit as Guarantors.

2.2 Amendments, etc. with respect to the Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Holdings may be rescinded by Holdings and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Holdings, and the Note may be amended, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by Holdings for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

2.3 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Holdings upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Obligationsshall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, and demand for payment and notice of default or nonpayment to or upon Angell Energy or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Purchase Agreement, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Angell Energy against Holdings, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Angell Energy or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Angell Energy for the Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Holdings may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Angell Energy, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Holdings to make any such demand, to pursue such other rights or remedies or to collect any payments from Angell Energy, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Angell Energy, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Holdings against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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2.3 Payments. Each Guarantor hereby agrees to pay all amounts due and payable by it under this Section 2 to Holdings without set-off or counterclaim in Dollars in immediately available funds.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to Holdings, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including, without limitation, all Intellectual Property;

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments;

(i) all Investment Property;

(j) all Money;

(k) all Capital Stock;

(l) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described on Schedule 8 hereto;

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(m) all other personal property not otherwise described above; and

(n) all Proceeds of any of the foregoing;

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to Holdings that:

4.1 Title; No Other Liens. Except for the security interest granted to Holdings, such Grantor owns each item of Collateral material to its business, in all material respects, granted by it free and clear of any Liens.

4.2 Perfected First Priority Liens.

(a) The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to Holdings in completed and, where required, duly executed form), will constitute valid perfected security interests in all of the Collateral, enforceable in accordance with the terms hereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) against all creditors of such Grantor. Each Grantor consents to the grant by each other Grantor of the security interests granted hereby y.

4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes and other assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except in each case, as could not reasonably be expected to result in a Material Adverse Effect.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor shall give to Holdings, upon reasonable prior notice access during normal business hours to all of its books, correspondence and records.

(c) At any time and from time to time, upon the written request of Holdings, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, and take such further actions necessary or as Holdings may reasonably request consistent with this Agreement for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing Holdings’ security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

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5.3 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than ten (10) days’ prior written notice to Holdings (or such shorter amount of time reasonably acceptable to Holdings) and delivery to Holdings of (a) all additional financing statements and other documents (executed where appropriate) reasonably requested by Holdings to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 4.4; or

(ii) change its (x) name or (y) identity or corporate structure to such an extent that any financing statement filed by Holdings in connection with this Agreement would become misleading.

5.4 Notices. Such Grantor will advise Holdings promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby) on any of the Collateral which would adversely affect the ability of Holdings to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.5 Deposit Accounts. No Grantor shall grant control of any Deposit Account to any person. Notwithstanding the foregoing, Holdings acknowledges that a Grantor which has made a deposit in a trading account of a wholesale electricity market, such as PJM or MISO, may not be able to prevent the administrator of such market from exercising control over such deposit accounts.

5.6 Receivables. Upon the occurrence and during the continuance of an Event of Default and the receipt of notice from Holdings pursuant to this Section 5.5, except in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would materially and adversely affect the value thereof.

5.7 Limitation on Liens on Collateral. Such Grantor shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, and will defend the right, title and interest of Holdings in and to any of the Collateral against the claims and demands of all Persons whomsoever.

5.8 Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so.

SECTION 6. REMEDIAL PROVISIONS

(a) At any time after the occurrence and during the continuance of an Event of Default, Holdings may (and each Grantor at the request of Holdings shall) notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to Holdings and that payments in respect thereof shall be made directly to Holdings.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables and Contracts to observe and perform in all material respects the conditions and obligations to be observed and performed by it thereunder, in accordance with the terms of any written agreement giving rise thereto. Holdings shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by Holdings of any payment relating thereto, nor shall Holdings be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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6.2 Proceeds to be Turned Over to Holdings. In addition to the rights of Holdings specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and Holdings has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for Holdings, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Holdings substantially in the form received by such Grantor (duly indorsed by such Grantor to Holdings, if required).

6.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and Holdings, or, if and whenever any Event of Default has occurred and is continuing, Holdings shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order (it being understood that any application of such Proceeds constituting Collateral by Holdings towards the payment of the Obligations shall be made in the following order): first, to unpaid and unreimbursed costs, expenses and fees of Holdings, second, to Holdings, for application by it toward payment of all amounts then due and owing and remaining unpaid in respect of the Obligations. Any balance of such Proceeds remaining after the Obligations have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same

6.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, Holdings may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the Minnesota UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law Holdings, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by this Agreement or required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Holdings or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Holdings shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Holding’s request, to assemble the Collateral and make it available to Holdings at places which Holdings shall reasonably select, whether at such Grantor’s premises or elsewhere. Holdings shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in Section 6.3, and only after such application and after the payment by Holdings of any other amount required by any provision of law, including Article 9 of the Minnesota UCC, need Holdings account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Holdings arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of Holdings. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.5 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by Holdings to collect such deficiency.

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SECTION 7. ATTORNEY-IN-FACT

7.1 Holding’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints Holdings and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate actions and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Holdings the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Holdings for the purpose of collecting any and all such moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 6.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Holdings or Holdings shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Holdings may deem appropriate; (G)  and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though Holdings were the absolute owner thereof for all purposes, and do, at Holdings’ option and such Grantor’s expense, at any time, or from time to time, all acts and things which Holdings deems necessary to protect, preserve or realize upon the Collateral of such Grantor Holdings’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Holdings agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.

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7.2 Duty of Holdings. Holdings’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Minnesota UCC or otherwise, shall be to deal with it in the same manner as Holdings deals with similar property for its own account. Neither Holdings nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Holdings hereunder are solely to protect Holdings’ interests in the Collateral and shall not impose any duty upon Holdings to exercise any such powers. Holdings shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Holdings nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of Holdings only in respect of its own gross negligence or willful misconduct, to the extent required by applicable law.

7.3 Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Holdings may reasonably determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to Holdings herein.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a writing executed by the parties hereto.

8.2 Notices. All notices, requests and demands to or upon Holdings or any Grantor hereunder shall be in writing, delivered by a recognized overnight delivery service, U.S. mail, or email; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 or to such other address as such Grantor may notify Holdings in writing; provided further that notices to Holdings shall be addressed as follows, or to such other address as may be hereafter notified Holdings:

Twin Cities Power Holdings, LLC
16233 Kenyon Avenue – Suite 210
Lakeville, MN 55044
Attention: Chief Operating Officer
Telephone: 952-241-3010
Email: ksperbeck@twincitiespower.com

8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of Holdings, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Holdings of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Holdings would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay, or reimburse Holdings for, all its documented costs and expenses incurred in connection with collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement, including the reasonable and invoiced fees and disbursements of counsel to Holdings.

(b) Each Grantor agrees to pay, and to save Holdings harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c) Each Grantor agrees to pay, and to save Holdings harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Holdings and its successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Holdings and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and Holdings.

8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MINNESOTA.

8.10 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of Minnesota, the courts of the United States of America for the District of Minnesota, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address referred to on Schedule I hereof or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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8.11 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.12 Releases.

(a) At such time as the Obligations (other than Unasserted Contingent Obligations and obligations) have been paid in full, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Holdings and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Grantors. At the request and sole expense of any Grantor following any such termination, Holdings shall deliver to such Grantor any Collateral held by Holdings hereunder, execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to Holdings) and take such further actions as such Grantor may reasonably request to evidence such termination.

8.13 WAIVER OF JURY TRIAL. EACH GRANTOR AND EACH GUARANTOR, BY ACCEPTANCE OF THE BENEFITS HEREOF, AND HOLDINGS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

10

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ANGELL ENERGY, LLC, as Borrower and Grantor

By: /s/ Michael C. Angell
Name: Michael C. Angell
Title: CEO

TWIN CITIES POWER, LLC, as Grantor and Guarantor

By: /s/ Michael C. Angel
Name: Michael C. Angel
Title: CEO

SUMMIT ENERGY, LLC, as Grantor and Guarantor

By: /s/ Michael C. Angel
Name: Michael C. Angel
Title: CEO

/s/ Michael C. Angel
Michael Angell, as Guarantor

TWIN CITIES POWER HOLDINGS, LLC

By: /s/ Timothy S. Krieger
Name: Timothy S. Krieger
Title: CEO

[Signature page to Guarantee and Collateral Agreement]

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Schedule 1

NOTICE ADDRESS FOR EACH GRANTOR

[to come]

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Schedule 3

EXACT LEGAL NAME; LOCATION OF JURISDICTION OF ORGANIZATION;

CHIEF EXECUTIVE OFFICE

[to come]

Exact Legal Name of Grantor	Jurisdiction of Organization	Organizational Identification Number	Location of Chief Executive Office
Angell Energy, LLC	Texas		5613 Ridgepass Lane McKinney, TX 75071-6221
Twin Cities Power, LLC	Minnesota		Suite #210 16233 Kenyon Avenue Lakeville MN 55044-4737
Summit Energy, LLC	Minnesota		Suite #210 16233 Kenyon Avenue Lakeville MN 55044-4737

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